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                                                                   EXHIBIT 10.9b

                               CENTEX CORPORATION
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                         DEFERRED COMPENSATION AGREEMENT

            This Deferred Compensation Agreement ("Agreement") is entered into as of _________________, [200_], by and between CENTEX CORPORATION (the "Company") and ___________________ (the "Executive").

            WHEREAS, the Company has established the Centex Corporation Executive Deferred Compensation Plan (which, as amended from time to time, is referred to in this Agreement as the "Plan"), the purpose of which is to permit Eligible Employees the option to defer receipt of cash compensation; and

            WHEREAS, the Plan's Committee has determined that the Executive should receive an award of non-qualified deferred cash compensation as more fully described herein ("Deferred Cash Compensation") in lieu of a stock option grant, subject to the terms and conditions of this Agreement.

            NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the Executive and the Company agree as follows:

SECTION 1. THE PLAN.

            The Plan is incorporated by reference and made a part of this Agreement for all purposes. This Agreement and the Plan shall govern the rights of the Executive and the Company with respect to the award of Deferred Cash Compensation described below. In the event of any conflict between this Agreement and the Plan, this Agreement will control. All capitalized terms used herein, unless otherwise defined, have the meaning ascribed to such terms in the Plan.

SECTION 2. AMOUNT OF AWARD.

            In lieu of a grant of stock options, the Executive is hereby awarded Deferred Cash Compensation from the Company in the amount of $_____________ in accordance with the terms of this Agreement and the Plan. The Deferred Cash Compensation shall vest as provided in this Agreement.

SECTION 3. TERMS OF AWARD.

      3.1. ACCOUNT. The Committee shall cause an Account to be kept in the name of the Executive (or, in the event of the Executive's death, his or her Beneficiary) which shall reflect the amount awarded pursuant to Section 2 on the effective date of this Agreement and the value of any portion of the Deferred Cash Compensation that has vested pursuant to Section 3.4 that is payable to the Executive or Beneficiary under the Plan. The obligation to pay to the Executive the Deferred Cash Compensation, with the interest provided for in this Agreement, shall be carried on the books of the Company as an unsecured debt in an Account.

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            The Executive acknowledges and agrees that nothing in this Agreement shall be deemed to create a trust of any nature or kind or create any fiduciary relationship. Neither the Executive, his or her estate or personal representative(s), nor his or her Beneficiary shall have any right, title or interest in or to any funds in the Account, which is established by the Company merely for the purpose of recording such unsecured contractual obligation. Until and except to the extent that Deferred Cash Compensation hereunder is vested or paid to the Executive or his or her Beneficiary, the interest of the Executive or the Beneficiary is contingent only and is subject to forfeiture as provided in Section 3.4 below. All funds in the Account, if any, shall continue to be part of the general funds of the Company, and title to and beneficial ownership of any assets, whether cash or investments, which the Company may, in its sole discretion, set aside or earmark to meet its obligations hereunder shall at all times remain in the Company until paid to the Executive. Neither the Executive nor any Beneficiary shall under any circumstances acquire any property interest in any specific assets of the Company.

      3.2. BENEFICIARY. The Executive may designate a Beneficiary in accordance with the Plan.

      3.3. INTEREST. The Deferred Cash Compensation shall be credited with interest, compounded annually, as of March 31, [200_] and each March 31 thereafter until the Deferred Cash Compensation, as well as any interest earned and credited to the Account, shall have been distributed in accordance with the Plan and this Agreement. Appropriate pro-ration shall be made for part year interest credits. The rate of interest credited from time to time pursuant to this paragraph shall be the Weighted Average Cost of Funds in effect as of the date of such credit.

      3.4. VESTING. The Executive's contingent right to receive the Deferred Cash Compensation (and any interest accrued thereto) shall vest on the dates and in the percentages described below. Other than as provided in the Plan, the Executive must be an Employee of the Company in good standing as of the applicable vesting date. The foregoing to the contrary notwithstanding, the Executive shall be fully vested in all amounts in his or her Account, regardless of the vesting schedule below or his or her standing with the Company, as of the date of his or her termination of employment due to his or her death, Disability, or Vested Retirement (or as he or she may otherwise be entitled under the Plan).

      The Deferred Cash Compensation shall vest in installments such that it is fully vested as of March 31, [200_], as follows:

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
                                         VESTING PERCENTAGE OF
    VESTING DATES                     DEFERRED CASH COMPENSATION
----------------------                --------------------------
June 30, [200_]                                8.25%
September 30, [200_]                           8.25%
December 31, [200_]                            8.25%
March 31, [200_]                               8.25%
June 30, [200_]                                8.25%
September 30, [200_]                           8.25%
December 31, [200_]                            8.25%
March 31, [200_]                               8.25%
June 30, [200_]                                8.50%
September 30, [200_]                           8.50%
December 31, [200_]                            8.50%
March 31, [200_]                               8.50%
                                             ------
                                             100.00%

      3.5. TIMING AND FORM OF DISTRIBUTION. The Executive may timely elect on an annual basis, on or before December 31st, to receive the portion of the Deferred Cash Compensation scheduled to vest in the following Plan Year pursuant to an election form, and subject to such terms and conditions set forth in such form, as prescribed by the Committee ("Election Form").

            If this Agreement is made with respect to a Participant's initial award under the Plan ("Initial Award"), then the initial Election Form to be completed on the effective date of this Agreement will be effective for the portions of the Deferred Cash Compensation scheduled to vest in the remainder of the [200_] Plan Year (the year of the award). If this Agreement is made with respect to an award other than the Initial Award, then:

      (a) the Election Form to be completed on the effective date of this Agreement will be effective for the portions of the Deferred Cash Compensation scheduled to vest in the remainder of the [200_] Plan Year (the year of the award); and

      (b) the Election Form(s) for amounts under prior year awards ("Prior Year Election Forms") shall continue in effect as to the amounts indicated thereon (and thus shall not be affected by the Election Form(s) initially executed with respect to the amounts under this Agreement), unless and until the Executive executes a subsequent annual Election Form with respect to such Prior Year Election Forms.

            To the extent the Executive fails to timely elect, properly complete, or subsequently amend the Election Form with respect to any Plan Year, then such amount will be distributed in a lump sum in cash, to the extent vested, on (or as soon as administratively practicable after) the earlier of (i) the date of the termination of Executive's employment or (ii) December 31st, [_________] (the 7th year after the year in which this Agreement is entered into by the Company and the Executive).

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            The Executive agrees that the Deferred Cash Compensation will be paid out only to the extent that it has vested in accordance with this Agreement and the Plan. Any unvested portion of the Deferred Cash Compensation shall be forfeited and terminate automatically upon termination of employment of the Executive for any reason (other than death, Disability or Vested Retirement as described in Section 3.4 above), unless otherwise provided in the Plan.

            Notwithstanding the foregoing, the Committee may at any time and from time to time provide that all or any part of the value of the unvested portion of an award of Deferred Cash Compensation shall vest and no longer be subject to forfeiture, and may order payment of the amounts so vested on the date specified in such orders, if it finds such action appropriate in the circumstances.

      3.6. TAX WITHHOLDING. The Executive agrees that the Company may take whatever steps the Company, in its sole discretion, deems appropriate or necessary to satisfy the Company's state and federal income tax, social security, Medicare, and other tax withholding obligations arising out of the award.

SECTION 4. GENERAL PROVISIONS.

      4.1. This Agreement and the Plan express the entire agreement of the parties as to the Deferred Cash Compensation Award described herein, and all promises, representations, understandings, arrangements and prior agreements are merged herein and superseded hereby.

      4.2. If any of the provisions of this Agreement should be held to be invalid, the remainder of this Agreement shall not be affected thereby.

      4.3. This Agreement and the Plan shall be governed by and construed in accordance with ERISA, and to the extent not preempted thereby, the laws of the State of Texas.

            IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the day and year first written above.

CENTEX CORPORATION

By: ___________________________________

EXECUTIVE

________________________________________